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                                                                    EXHIBIT 10.7


                       NEW ENGLAND BUSINESS SERVICE, INC.

                             STOCK OPTION AGREEMENT

    NEW ENGLAND BUSINESS SERVICE, INC., a Delaware corporation (the "Company") hereby grants to Richard H. Rhoads of Farmers Row, Groton, Massachusetts (the "Grantee") an option (the "Option") to purchase 20,000 shares of the Company's Common Stock par value $1.00 per share (the "Stock") at the uniform price of $14.75 per share at any time during the period commencing July 27, 1991 and ending July 27, 2000.

    The Grantee hereby accepts the Option granted herein subject to the terms and conditions set forth below:

     1. This Option may be exercised by the Grantee (or his personal representative if exercised pursuant to Paragraph 3 below) by giving notice in writing of such exercise to the Vice President-Finance of the Company during the period that it is exercisable. The price for the number of shares for which the Option is exercised shall be due and payable at the time of such exercise. It shall be payable in United States dollars and may be paid in cash, by certified check, by bank cashier's check, by the surrendering of shares of the Stock (which shall be valued at their fair market value on the date of surrender) or by any other means approved by the Board of Directors. The fair market value of any shares so tendered shall be deemed to be the last sales price per share of the Stock as reported on the NASDAQ National Market prior to the date on which the notice of option exercise is received by the Vice President-Finance.

     2. This option may be exercised in whole at any time, or in part from time to time, during its term providing that it may not be exercised for less than 500 shares unless the issue of a lesser number is enough to exhaust the option.

     3. If the Option remains exercisable upon the death of the Grantee, it may be exercised by his personal representatives as to not more than the number of shares as to which it was exercisable immediately prior to such death, during and only during the period beginning

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with the date of death and ending with the earlier of the first anniversary of such date of death or the expiration date of the Option.

     4. This Option shall not be assignable or transferable except by will or by the laws of descent or distribution to the extent provided in Paragraph 3 above. During the lifetime of the Grantee this Option shall be exercisable only by him or his guardian or legal representative.

     5. The Grantee shall have no rights as a stockholder with respect to the shares of Stock subject to this Option until he shall have been issued a stock certificate for such shares.

     6. If the Company shall combine or split the Stock or shall declare thereon any dividend payable in shares of Stock, or shall reclassify or take any other action of a similar nature affecting the Stock, then the number and class of shares of stock which may thereafter be purchased pursuant to this Option and the option price per share shall be adjusted to such extent as may he determined by the Board of Directors of the Company to be necessary to maintain, unimpaired, the rights of the Grantee, and any such determination shall be conclusive and binding upon the Grantee. After any such adjustment the term "Stock" shall be deemed to mean the Stock as so adjusted.

     7. In the case of any one or more reclassifications, changes or exchanges of outstanding shares of the Stock (other than as provided in Paragraph 6 above) or consolidations of the Company with, or mergers of the Company into, other corporations, or other reclassifications or reorganizations (other-than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of outstanding shares of the Stock), or in case of any one or more sales or conveyances to any other corporation of the property of the Company as an entirety, or substantially as an entirety (any and all of which are hereinafter in this paragraph called "Reorganizations") the Grantee shall have the right, upon any subsequent exercise hereof, to acquire the same kind and amount of securities and property which he would then hold if he had exercised this Option immediately before the first of such Reorganizations and continued to hold

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all securities and property which came to him as a result of that and subsequent
Reorganizations, less all securities and property surrendered by and cancelled pursuant to any of the same (the rights provided by Paragraph 6 and this Paragraph 7 being continuing and cumulative) except that (notwithstanding the provisions of Paragraph 7) the Board of Directors of the Company shall have the right, upon not less than thirty (30) days notice to the Grantee, to terminate the period in which this option may be exercised at the time of such Reorganization. A liquidation shall be deemed a Reorganization for the foregoing purposes.

     8. The Grantee understands that the shares of Stock issued upon the exercise of this Option will not have been registered under the Securities Act of 1933 and may not be sold, assigned or transferred in the absence of an effective registration statement under said Act, an opinion of counsel satisfactory to the Company that such registration is not, in the circumstances, required or evidence satisfactory to the Company that the shares have been sold in compliance with Rule 144 formulated under said Act. The Grantee agrees the certificate (s) representing shares of the Stock issued upon the exercise of this option may bear an appropriate legend to the foregoing effect.

     The Grantee represents to the Company that he intends to acquire any shares of the Stock which may be issued to him upon the exercise of this Option for investment, for his own account, and without a view to the resale or other distribution of such shares in, or in connection with, a distribution of the Stock.

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WITNESS the execution hereto under seal this 15 day of October, 1990, as of July
27, 1990.

                                NEW ENGLAND BUSINESS SERVICE, INC.


                                By: /s/ Russell V. Corsini, Jr.
                                    ----------------------------
                                        Its Vice President-Finance
ACCEPTED October 16, 1990

/s/  Richard H. Rhoads
----------------------
Richard H. Rhoads

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